EXHIBIT 99.1

Midland States Bancorp, Inc. Announces  2018 Second Quarter Results

Highlights

  Net income of $12.8 million, or $0.52 diluted earnings per share

  Adjusted earnings of $14.5 million, or $0.59 diluted earnings per share, primarily reflects the exclusion of $2.0 million of integration and acquisition expenses

  Total loans increased $66.7 million from end of prior quarter, or 6.6% annualized

  Efficiency ratio improved to 67.8%

  Wealth management revenue surpassed $5.0 million for the quarter

EFFINGHAM, Ill., July 26, 2018 (GLOBE NEWSWIRE) -- Midland States Bancorp, Inc. (Nasdaq:MSBI) (the “Company”) today reported net income of $12.8 million, or $0.52 diluted earnings per share, for the second quarter of 2018, which included $2.0 million of integration and acquisition expenses. This compares to net income of $1.8 million, or $0.08 diluted earnings per share, for the first quarter of 2018, which included $11.9 million of integration and acquisition expenses, and net income of $3.5 million, or $0.20 diluted earnings per share, for the second quarter of 2017, which included $7.5 million of integration and acquisition expenses.

“Our second quarter results reflected the initial full quarter benefits of the Alpine Bancorporation acquisition, which resulted in improved profitability and a more favorable revenue mix weighted towards recurring income generated from our core community banking and wealth management operations,” said Leon J. Holschbach, Chief Executive Officer of the Company.  “While we continue to prudently manage our balance sheet in order to maintain stability in our net interest margin, we saw a pick-up in loan growth during the second quarter driven by our expanded equipment financing business and our consumer lending programs.  We recently completed the Alpine system conversion and are ahead of schedule in realizing the projected cost savings from the Alpine acquisition.  These cost savings have helped us to drive improvement in our level of efficiency, and we believe we are well-positioned to deliver additional earnings growth in 2019.”

Factors Affecting Comparability

The Company acquired Alpine Bancorporation, Inc. (“Alpine”), and Centrue Financial Corporation (“Centrue”) in February 2018 and June 2017, respectively. The financial position and results of operations of these entities prior to their acquisition dates are not included in the Company’s financial results.

Adjusted Earnings

Adjusted earnings were $14.5 million, or $0.59 diluted earnings per share, for the second quarter of 2018, which primarily reflects the exclusion of $2.0 million in integration and acquisition expenses.  This compares to adjusted earnings of $11.3 million, or $0.52 diluted earnings per share, for the first quarter of 2018, which primarily reflects the exclusion of $11.9 million in integration and acquisition expenses.

The increase in adjusted earnings per share was primarily attributable to the earnings contribution from Alpine.

A reconciliation of adjusted earnings to net income according to accounting principles generally accepted in the United States (“GAAP”) is provided in the financial tables at the end of this press release.

Net Interest Income

Net interest income for the second quarter of 2018 was $48.3 million, an increase of 26.5% from $38.2 million for the first quarter of 2018.  The increase in net interest income was primarily attributable to the full quarter of net interest income contributed by Alpine.

The Company’s net interest income benefits from accretion income associated with purchased loan portfolios.  Accretion income totaled $5.5 million for the second quarter of 2018, compared with $2.0 million for the first quarter of 2018.

Relative to the second quarter of 2017, net interest income increased $18.9 million, or 64.2%.  Accretion income for the second quarter of 2017 was $1.3 million.  The increase in net interest income resulted from the increase in accretion income and a $23.8 million increase in interest income on interest-earning assets, offset in part by a $4.9 million increase in interest expense.  These increases were due to the full quarter impact of Alpine and Centrue, as well as organic growth.

Net Interest Margin

Net interest margin for the second quarter of 2018 was 3.91%, compared to 3.69% for the first quarter of 2018.  The Company’s net interest margin benefits from accretion income on purchased loan portfolios, which contributed 40 and 16 basis points to net interest margin in the second quarter of 2018 and first quarter of 2018, respectively.  Excluding the impact of accretion income, net interest margin was relatively unchanged compared to the first quarter of 2018.

Relative to the second quarter of 2017, net interest margin increased from 3.70%.  Accretion income on purchased loan portfolios contributed 13 basis points to net interest margin in the second quarter of 2017.  Excluding the impact of accretion income, the net interest margin declined due to non-deposit funding costs increasing faster than the yield on earning assets.

Noninterest Income

Noninterest income for the second quarter of 2018 was $15.9 million, a decrease of 4.0% from $16.6 million for the first quarter of 2018.  The decrease was primarily attributable to a decline in commercial FHA revenue, which was partially offset by increases in most of the Company’s other fee generating areas due to the full quarter benefit of Alpine.

Wealth management revenue for the second quarter of 2018 was $5.4 million, an increase of 29.5% from $4.2 million in the first quarter of 2018.  The increase was primarily attributable to the full quarter contribution of Alpine’s wealth management business, which added $1.1 billion in assets under administration.  Compared to the second quarter of 2017, wealth management revenue increased 59.0%, which was attributable to 7.9% organic growth in assets under administration and the addition of Alpine’s wealth management business.

Commercial FHA revenue for the second quarter of 2018 was $0.3 million, a decrease of 90.2% from $3.3 million in the first quarter of 2018.  The Company originated $11.1 million in rate lock commitments during the second quarter of 2018, compared to $80.4 million in the prior quarter.  Compared to the second quarter of 2017, commercial FHA revenue decreased 92.2%.

In response to the recent performance in the commercial FHA business, the Company has made changes in the leadership at Love Funding and implemented cost reductions to better align expenses with the current level of revenue being generated.  On a long-term basis, Midland expects annual commercial FHA revenue to range between $12 million and $20 million, with a pre-tax margin of 20% to 40%.

Relative to the second quarter of 2017, noninterest income increased 17.1% from $13.6 million.  The increase was primarily due to greater wealth management and core banking fees, partially offset by lower commercial FHA and residential mortgage banking revenue.

Noninterest Expense

Noninterest expense for the second quarter of 2018 was $46.6 million, which included $2.0 million in integration and acquisition expense, compared with $49.6 million for the first quarter of 2018, which included $11.9 million in integration and acquisition expense.  Excluding integration and acquisition expense, noninterest expense increased $6.8 million, or 18.1%, from the prior quarter.  The increase was primarily due to a full quarter of expenses associated with the addition of Alpine’s operations.

Relative to the second quarter of 2017, noninterest expense, excluding integration and acquisition expenses, increased 47.5% from $30.2 million.  The increase was primarily due to the addition of personnel and facilities from the two acquisitions completed over the past year.

Loan Portfolio

Total loans outstanding were $4.10 billion at June 30, 2018, compared with $4.03 billion at March 31, 2018 and $3.18 billion at June 30, 2017.  The increase in total loans from March 31, 2018, was primarily attributable to growth in equipment financing, consumer lending and residential real estate.  Equipment financing balances increased $38.1 million from March 31, 2018, which are booked within either the commercial or the lease financing portfolios.  The increase in total loans from June 30, 2017 was primarily attributable to the addition of Alpine’s loans.

Deposits

Total deposits were $4.16 billion at June 30, 2018, compared with $4.23 billion at March 31, 2018, and $3.33 billion at June 30, 2017.  The decrease in total deposits from March 31, 2018 was primarily attributable to normal fluctuations in servicing deposits and a reduction in brokered time deposits. The increase in total deposits from June 30, 2017 was primarily attributable to the addition of Alpine’s deposits.

Asset Quality

Non-performing loans totaled $28.3 million, or 0.69% of total loans, at June 30, 2018, compared with $26.5 million, or 0.66% of total loans, at March 31, 2018, and $27.6 million, or 0.87% of total loans, at June 30, 2017.

Net charge-offs for the second quarter of 2018 were $1.3 million, or 0.13% of average loans on an annualized basis.

The Company recorded a provision for loan losses of $1.9 million for the second quarter of 2018.  The Company’s allowance for loan losses was 0.45% of total loans and 64.4% of non-performing loans at June 30, 2018, compared with 0.44% of total loans and 66.8% of non-performing loans at March 31, 2018.  Fair market value discounts recorded in connection with acquired loan portfolios represented 0.81% of total loans at June 30, 2018, compared with 0.65% of total loans at March 31, 2018.

Capital

At June 30, 2018, the Company exceeded all regulatory capital requirements under Basel III and was considered to be a ‘‘well-capitalized’’ financial institution, as summarized in the following table:

	June 30, 2018	Well Capitalized Regulatory Requirements
Total capital to risk-weighted assets	12.27%	10.00%
Tier 1 capital to risk-weighted assets	9.78%	8.00%
Tier 1 leverage ratio	8.16%	5.00%
Common equity Tier 1 capital	8.28%	6.50%
Tangible common equity to tangible assets	6.96%	NA

Conference Call, Webcast and Slide Presentation

The Company will host a conference call and webcast at 7:30 a.m. Central Time on Friday, July 27, 2018 to discuss its financial results.  The call can be accessed via telephone at (877) 516-3531; passcode: 4999299.  A recorded replay can be accessed through August 3, 2018 by dialing (855) 859-2056; passcode: 4999299.

A slide presentation relating to the second quarter 2018 results will be accessible prior to the scheduled conference call.  The slide presentation and webcast of the conference call can be accessed on the Webcasts and Presentations page of the Company’s investor relations website.

About Midland States Bancorp, Inc.

Midland States Bancorp, Inc. is a community-based financial holding company headquartered in Effingham, Illinois, and is the sole shareholder of Midland States Bank.  As of June 30, 2018, the Company had total assets of approximately $5.7 billion and its Wealth Management Group had assets under administration of approximately $3.2 billion.  Midland provides a full range of commercial and consumer banking products and services, business equipment financing, merchant credit card services, trust and investment management, and insurance and financial planning services. In addition, multi-family and healthcare facility FHA financing is provided through Love Funding, Midland’s non-bank subsidiary. For additional information, visit www.midlandsb.com or follow Midland on LinkedIn at https://www.linkedin.com/company/midland-states-bank.

Non-GAAP Financial Measures

Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with GAAP.   These non-GAAP financial measures include “Adjusted Earnings,” “Adjusted Diluted Earnings Per Share,” “Adjusted Return on Average Assets,” “Adjusted Return on Average Shareholders’ Equity,”  “Adjusted Return on Average Tangible Common Equity,” “Efficiency Ratio,” “Tangible Common Equity to Tangible Assets,” “Tangible Book Value Per Share” and “Return on Average Tangible Common Equity.” The Company believes these non-GAAP financial measures provide both management and investors a more complete understanding of the Company’s funding profile and profitability. These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures. Not all companies use the same calculation of these measures; therefore, this presentation may not be comparable to other similarly titled measures as presented by other companies.

Forward-Looking Statements

Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements," including but not limited to statements about the Company’s plans, objectives, future performance, goals and future earnings levels.  These statements are subject to many risks and uncertainties, including changes in interest rates and other general economic, business and political conditions, including changes in the financial markets; changes in business plans as circumstances warrant; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe" or "continue," or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

CONTACTS:
Jeffrey G. Ludwig, President, at jludwig@midlandsb.com or (217) 342-7321
Stephen A. Erickson, Chief Financial Officer, at serickson@midlandsb.com or (217) 540-1712
Douglas J. Tucker, Sr. V.P., Corporate Counsel, at dtucker@midlandsb.com or (217) 342-7321

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands, except per share data)	2018	2018	2017	2017	2017
Earnings Summary
Net interest income	$48,286	$38,185	$36,036	$36,765	$29,400
Provision for loan losses	1,854	2,006	6,076	1,489	458
Noninterest income	15,948	16,605	13,998	15,403	13,619
Noninterest expense	46,553	49,602	36,192	48,363	37,645
Income before income taxes	15,827	3,182	7,766	2,316	4,916
Income taxes	3,045	1,376	5,775	280	1,377
Net income	12,782	1,806	1,991	2,036	3,539
Preferred stock dividends, net	36	36	37	27	19
Net income available to common shareholders	$12,746	$1,770	$1,954	$2,009	$3,520

Diluted earnings per common share	$0.52	$0.08	$0.10	$0.10	$0.20
Weighted average shares outstanding - diluted	24,268,111	21,351,511	19,741,833	19,704,217	17,320,089
Return on average assets	0.91%	0.15%	0.18%	0.18%	0.39%
Return on average shareholders' equity	8.77%	1.47%	1.74%	1.78%	3.93%
Return on average tangible common equity (1)	13.48%	2.05%	2.31%	2.38%	4.89%
Net interest margin	3.91%	3.69%	3.73%	3.78%	3.70%
Efficiency ratio (1)	67.81%	68.45%	64.64%	69.00%	66.54%

Adjusted Earnings Performance Summary
Adjusted earnings (1)	$14,486	$11,301	$8,403	$9,173	$8,076
Adjusted diluted earnings per common share (1)	$0.59	$0.52	$0.42	$0.46	$0.46
Adjusted return on average assets (1)	1.03%	0.96%	0.76%	0.82%	0.89%
Adjusted return on average shareholders' equity (1)	9.94%	9.19%	7.34%	8.03%	8.97%
Adjusted return on average tangible common equity (1)	15.28%	13.06%	9.88%	10.83%	11.20%

(1) Non-GAAP financial measures. Refer to pages 12 - 14 for a reconciliation to the comparable GAAP financial measures.

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands, except per share data)	2018	2018	2017	2017	2017
Net interest income:
Total interest income	$58,283	$46,505	$43,500	$43,246	$34,528
Total interest expense	9,997	8,320	7,464	6,481	5,128
Net interest income	48,286	38,185	36,036	36,765	29,400
Provision for loan losses	1,854	2,006	6,076	1,489	458
Net interest income after provision for loan losses	46,432	36,179	29,960	35,276	28,942
Noninterest income:
Commercial FHA revenue	326	3,330	3,127	3,777	4,153
Residential mortgage banking revenue	2,116	1,418	1,556	2,317	2,330
Wealth management revenue	5,417	4,182	3,587	3,475	3,406
Service charges on deposit accounts	2,693	1,967	1,828	2,133	1,122
Interchange revenue	2,929	2,045	1,538	1,724	1,114
(Loss) gain on sales of investment securities, net	(70)	65	2	98	55
Other income	2,537	3,598	2,360	1,879	1,439
Total noninterest income	15,948	16,605	13,998	15,403	13,619
Noninterest expense:
Salaries and employee benefits	23,467	28,395	17,344	22,411	21,842
Occupancy and equipment	4,708	4,252	3,859	4,144	3,472
Data processing	4,852	4,286	3,640	5,786	2,949
Professional	3,575	4,074	3,611	4,151	3,142
Amortization of intangible assets	1,576	1,675	1,035	1,187	579
Loss on mortgage servicing rights held for sale	188	-	442	3,617	-
Other	8,187	6,920	6,261	7,067	5,661
Total noninterest expense	46,553	49,602	36,192	48,363	37,645
Income before income taxes	15,827	3,182	7,766	2,316	4,916
Income taxes	3,045	1,376	5,775	280	1,377
Net income	12,782	1,806	1,991	2,036	3,539
Preferred stock dividends, net	36	36	37	27	19
Net income available to common shareholders	$12,746	$1,770	$1,954	$2,009	$3,520

Basic earnings per common share	$0.53	$0.08	$0.10	$0.10	$0.21
Diluted earnings per common share	$0.52	$0.08	$0.10	$0.10	$0.20

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands)	2018	2018	2017	2017	2017
Assets
Cash and cash equivalents	$276,331	$331,183	$215,202	$183,572	$334,356
Investment securities	708,001	738,172	450,525	467,852	460,711
Loans	4,095,811	4,029,150	3,226,678	3,157,972	3,184,063
Allowance for loan losses	(18,246)	(17,704)	(16,431)	(16,861)	(15,424)
Total loans, net	4,077,565	4,011,446	3,210,247	3,141,111	3,168,639
Loans held for sale at fair value	41,449	25,267	50,089	35,874	41,689
Premises and equipment, net	94,783	95,332	76,162	80,941	76,598
Other real estate owned	3,911	5,059	5,708	6,379	7,036
Mortgage servicing rights at lower of cost or market	52,381	56,427	56,352	56,299	70,277
Mortgage servicing rights held for sale	4,806	3,962	10,176	10,618	-
Intangible assets	41,081	46,473	16,932	17,966	18,459
Goodwill	164,044	155,674	98,624	97,351	96,940
Cash surrender value of life insurance policies	137,681	136,766	113,366	112,591	111,802
Other assets	128,567	117,611	109,318	137,207	105,135
Total assets	$5,730,600	$5,723,372	$4,412,701	$4,347,761	$4,491,642

Liabilities and Shareholders' Equity
Noninterest-bearing deposits	$1,001,802	$1,037,710	$724,443	$674,118	$780,803
Interest-bearing deposits	3,158,055	3,196,105	2,406,646	2,440,349	2,552,228
Total deposits	4,159,857	4,233,815	3,131,089	3,114,467	3,333,031
Short-term borrowings	114,536	130,693	156,126	153,443	170,629
FHLB advances and other borrowings	678,873	587,493	496,436	488,870	400,304
Subordinated debt	94,053	94,013	93,972	54,581	54,556
Trust preferred debentures	47,559	47,443	47,330	47,218	47,107
Other liabilities	43,187	44,530	38,203	38,493	34,063
Total liabilities	5,138,065	5,137,987	3,963,156	3,897,072	4,039,690
Total shareholders’ equity	592,535	585,385	449,545	450,689	451,952
Total liabilities and shareholders’ equity	$5,730,600	$5,723,372	$4,412,701	$4,347,761	$4,491,642

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands)	2018	2018	2017	2017	2017
Loan Portfolio
Commercial loans	$762,549	$802,752	$555,930	$513,544	$571,111
Commercial real estate loans	1,711,296	1,773,510	1,440,011	1,472,284	1,470,487
Construction and land development loans	247,889	234,837	200,587	182,513	176,098
Residential real estate loans	601,808	570,321	453,552	445,747	428,464
Consumer loans	543,654	424,229	371,455	343,038	335,902
Lease financing loans	228,615	223,501	205,143	200,846	202,001
Total loans	$4,095,811	$4,029,150	$3,226,678	$3,157,972	$3,184,063

Deposit Portfolio
Noninterest-bearing demand deposits	$1,001,802	$1,037,710	$724,443	$674,118	$780,803
Checking accounts	1,024,506	993,253	785,934	800,649	841,640
Money market accounts	843,984	840,415	646,426	633,844	578,077
Savings accounts	460,560	466,887	281,212	278,977	291,912
Time deposits	638,215	672,034	502,810	493,777	525,647
Brokered deposits	190,790	223,516	190,264	233,102	314,952
Total deposits	$4,159,857	$4,233,815	$3,131,089	$3,114,467	$3,333,031

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2018	2018	2017	2017	2017
Average Balance Sheets
Cash and cash equivalents	$227,499	$138,275	$173,540	$202,407	$192,483
Investment securities	731,017	548,168	461,475	474,216	362,268
Loans	3,982,958	3,477,917	3,198,036	3,173,027	2,621,139
Loans held for sale	31,220	40,841	40,615	46,441	61,718
Nonmarketable equity securities	38,872	34,890	33,703	31,224	22,246
Total interest-earning assets	5,011,566	4,240,091	3,907,369	3,927,315	3,259,854
Non-earning assets	639,864	536,750	497,502	498,364	372,473
Total assets	$5,651,430	$4,776,841	$4,404,871	$4,425,679	$3,632,327

Interest-bearing deposits	$3,158,816	$2,675,339	$2,433,461	$2,527,490	$2,116,565
Short-term borrowings	120,794	148,703	181,480	182,015	146,144
FHLB advances and other borrowings	573,107	489,567	472,709	434,860	290,401
Subordinated debt	94,035	93,993	88,832	54,570	54,542
Trust preferred debentures	47,488	47,373	47,263	47,152	40,820
Total interest-bearing liabilities	3,994,240	3,454,975	3,223,745	3,246,087	2,648,472
Noninterest-bearing deposits	1,025,308	782,164	684,907	688,986	579,977
Other noninterest-bearing liabilities	47,229	40,761	42,251	37,289	42,372
Shareholders' equity	584,653	498,941	453,968	453,317	361,506
Total liabilities and shareholders' equity	$5,651,430	$4,776,841	$4,404,871	$4,425,679	$3,632,327

Yields
Cash and cash equivalents	1.79%	1.53%	1.28%	1.19%	1.02%
Investment securities	2.91%	2.87%	3.01%	2.86%	3.33%
Loans	5.21%	4.85%	4.88%	4.90%	4.71%
Loans held for sale	3.79%	4.25%	3.62%	3.74%	4.68%
Nonmarketable equity securities	4.97%	4.64%	4.78%	4.20%	4.31%
Total interest-earning assets	4.71%	4.49%	4.48%	4.44%	4.33%
Interest-bearing deposits	0.64%	0.62%	0.58%	0.53%	0.53%
Short-term borrowings	0.38%	0.34%	0.26%	0.22%	0.23%
FHLB advances and other borrowings	1.81%	1.55%	1.42%	1.36%	1.16%
Subordinated debt	6.44%	6.44%	6.46%	6.40%	6.40%
Trust preferred debentures	6.59%	5.94%	5.51%	5.37%	5.15%
Total interest-bearing liabilities	1.00%	0.98%	0.92%	0.79%	0.78%
Net interest margin	3.91%	3.69%	3.73%	3.78%	3.70%

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of and for the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands, except per share data)	2018	2018	2017	2017	2017
Asset Quality
Loans 30-89 days past due	$19,362	$20,138	$15,405	$13,526	$13,566
Nonperforming loans	28,342	26,499	26,760	33,431	27,615
Nonperforming assets	31,542	29,938	30,894	38,109	33,150
Net charge-offs	1,312	732	6,506	52	839
Loans 30-89 days past due to total loans	0.47%	0.50%	0.48%	0.43%	0.43%
Nonperforming loans to total loans	0.69%	0.66%	0.83%	1.06%	0.87%
Nonperforming assets to total assets	0.55%	0.52%	0.70%	0.88%	0.74%
Allowance for loan losses to total loans	0.45%	0.44%	0.51%	0.53%	0.48%
Allowance for loan losses to nonperforming loans	64.38%	66.81%	61.40%	50.43%	55.81%
Net charge-offs to average loans	0.13%	0.09%	0.81%	0.01%	0.13%

Wealth Management
Trust assets under administration	$3,188,909	$3,125,051	$2,051,249	$2,001,106	$1,929,513

Market Data
Book value per share at period end	$24.92	$24.67	$23.35	$23.45	$23.51
Tangible book value per share at period end (1)	$16.25	$16.11	$17.31	$17.41	$17.47
Market price at period end	$34.26	$31.56	$32.48	$31.68	$33.52
Shares outstanding at period end	23,664,596	23,612,430	19,122,049	19,093,153	19,087,409

Capital
Total capital to risk-weighted assets	12.27%	12.37%	13.26%	12.21%	11.98%
Tier 1 capital to risk-weighted assets	9.78%	9.84%	10.19%	10.20%	10.05%
Tier 1 leverage ratio	8.16%	9.55%	8.63%	8.54%	10.45%
Tier 1 common capital to risk-weighted assets	8.28%	8.30%	8.45%	8.50%	8.36%
Tangible common equity to tangible assets (1)	6.96%	6.89%	7.70%	7.85%	7.62%

(1) Non-GAAP financial measures. Refer to pages 12 - 14 for a reconciliation to the comparable GAAP financial measures.

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

Adjusted Earnings Reconciliation

	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands, except per share data)	2018	2018	2017	2017	2017
Income before income taxes - GAAP	$15,827	$3,182	$7,766	$2,316	$4,916
Adjustments to noninterest income:
(Loss) gain on sales of investment securities, net	(70)	65	2	98	55
Other	(48)	150	37	45	(91)
Total adjustments to noninterest income	(118)	215	39	143	(36)
Adjustments to noninterest expense:
Loss on mortgage servicing rights held for sale	188	-	442	3,617	-
Integration and acquisition expenses	2,019	11,884	2,686	8,303	7,450
Total adjustments to noninterest expense	2,207	11,884	3,128	11,920	7,450
Adjusted earnings pre tax	18,152	14,851	10,855	14,093	12,402
Adjusted earnings tax	3,666	3,550	6,992	4,920	4,326
Revaluation of net deferred tax assets	-	-	(4,540)	-	-
Adjusted earnings - non-GAAP	14,486	11,301	8,403	9,173	8,076
Preferred stock dividends, net	36	36	37	27	19
Adjusted earnings - available to common shareholders - non-GAAP	$14,450	$11,265	$8,366	$9,146	$8,057
Adjusted diluted earnings per common share	$0.59	$0.52	$0.42	$0.46	$0.46
Adjusted return on average assets	1.03%	0.96%	0.76%	0.82%	0.89%
Adjusted return on average shareholders' equity	9.94%	9.19%	7.34%	8.03%	8.97%
Adjusted return on average tangible common equity	15.28%	13.06%	9.88%	10.83%	11.20%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (continued)

Efficiency Ratio Reconciliation
	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2018	2018	2017	2017	2017
Noninterest expense - GAAP	$46,553	$49,602	$36,192	$48,363	$37,645
Loss on mortgage servicing rights held for sale	(188)	-	(442)	(3,617)	-
Integration and acquisition expenses	(2,019)	(11,884)	(2,686)	(8,303)	(7,450)
Adjusted noninterest expense	$44,346	$37,718	$33,064	$36,443	$30,195

Net interest income - GAAP	$48,286	$38,185	$36,036	$36,765	$29,400
Effect of tax-exempt income	541	394	659	687	674
Adjusted net interest income	48,827	38,579	36,695	37,452	30,074

Noninterest income - GAAP	$15,948	$16,605	$13,998	$15,403	$13,619
Mortgage servicing rights impairment	500	133	494	104	1,650
Loss (gain) on sales of investment securities, net	70	(65)	(2)	(98)	(55)
Other	48	(150)	(37)	(45)	91
Adjusted noninterest income	16,566	16,523	14,453	15,364	15,305

Adjusted total revenue	$65,393	$55,102	$51,148	$52,816	$45,379

Efficiency ratio	67.81%	68.45%	64.64%	69.00%	66.54%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (continued)

Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Share

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands, except per share data)	2018	2018	2017	2017	2017
Shareholders' Equity to Tangible Common Equity
Total shareholders' equity—GAAP	$592,535	$585,385	$449,545	$450,689	$451,952
Adjustments:
Preferred stock	(2,876)	(2,923)	(2,970)	(3,015)	(3,134)
Goodwill	(164,044)	(155,674)	(98,624)	(97,351)	(96,940)
Other intangibles	(41,081)	(46,473)	(16,932)	(17,966)	(18,459)
Tangible common equity	$384,534	$380,315	$331,019	$332,357	$333,419

Total Assets to Tangible Assets:
Total assets—GAAP	$5,730,600	$5,723,372	$4,412,701	$4,347,761	$4,491,642
Adjustments:
Goodwill	(164,044)	(155,674)	(98,624)	(97,351)	(96,940)
Other intangibles	(41,081)	(46,473)	(16,932)	(17,966)	(18,459)
Tangible assets	$5,525,475	$5,521,225	$4,297,145	$4,232,444	$4,376,243

Common Shares Outstanding	23,664,596	23,612,430	19,122,049	19,093,153	19,087,409

Tangible Common Equity to Tangible Assets	6.96%	6.89%	7.70%	7.85%	7.62%
Tangible Book Value Per Share	$16.25	$16.11	$17.31	$17.41	$17.47

Return on Average Tangible Common Equity (ROATCE)

	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2018	2018	2017	2017	2017
Net income available to common shareholders	$12,746	$1,770	$1,954	$2,009	$3,520

Average total shareholders' equity—GAAP	$584,653	$498,941	$453,968	$453,317	$361,335
Adjustments:
Preferred stock	(2,905)	(2,952)	(2,997)	(3,126)	(654)
Goodwill	(158,461)	(118,996)	(97,406)	(97,129)	(61,424)
Other intangibles	(44,098)	(27,156)	(17,495)	(18,153)	(10,812)
Average tangible common equity	$379,189	$349,837	$336,070	$334,909	$288,445
ROATCE	13.48%	2.05%	2.31%	2.38%	4.89%